Exhibit 10.23

No.: 40000221 - 2012 (Huaqiang) Zi. No. 0061

Liquid Capital Loan Contract

(2012 version)

Special note: This contract is signed on the foundation of mutual equality and voluntariness between the Borrower and the Lender after legal consultation. All terms and conditions represent the true meaning of both parties. In order to protect the legal rights and interests of the Borrower, the Lender hereby reminds the the Borrower that he should pay full attention to all terms and conditions expounding on the rights and obligations of both parties, the boldface parts in particular.

Lender: Shenzhen Huaqiang Branch, Industrial and Commercial Bank of China Co., Ltd. Respnsible person: Chen Ronghong Contact: Lu Hao

Domicile (address): Floor 1-3, Electronic Building, No.2074, Shennan Middle Road, Futian District, Shenzhen, Guangdong Province Zip code: 518015

Tel: 13480784415	Fax: 0755 – 83781524	Email: luhao@sz.icbc.com.cn

Borrower: Shenzhen Sanjun Battery Co., Ltd.

Legal representative: Wu Henian Contact: Zhong Jiangnan

Domicile (address): No.2, Huawang Road, Dalang Street, Bao’an District, Shenzhen

Zip code: 518000

Tel: 0755 - 28109908	Fax: 0755 – 28109420	Email: 861126332@qq.com

After consultation on the basis of equality, the Borrower and the Lender reach an agreement on the release of loan from the Lender to the Borrower and sign this contract.

Section 1 Basic Agreement

Article 1 Purpose of loan

The loan under this contract should be used for the following purpose. The Borrower is not allowed to use the loan for any other purpose without obtaining written permission from the Lender. The Lender shall have the right to supervise the use of the loan.

Purpose of loan: to pay the upstream supplier the sum of raw materials

Article 2 Loan amount and period

2.1 The currency of the loan under this contract is RMB, and the amount is 35 million yuan (SAY RENMINBI YUAN THIRTY FIVE MILLION THOUSAND ONLY) (The amount in words shall prevail in the case that words and figures are inconsistent).

2.2 The period of the loan under this contract is one year, calculated from the actual date of withdrawal (If the withdrawal is made in batches, the period shall calculated from the date of the first withdrawal); the actual date of withdrawal shall be subject to the receipt for the loan.

Article 3 Interest rate, interests and fee

3.1 [Methods to determine RMB lending rate]

RMB lending rate shall be determined in accordance with the second method listed below:

(1) Fixed rate, annual rate of____%, staying unchanged within the validity period of the contract.

(2) Floating rate. The lending rate shall be determined by benchmark rate plus the floating range. The benchmark rate shall be People’s Bank of China’s benchmark lending rate corresponding to the date of withdrawal (date of withdrawal / effective date of contract) and the loan period specified in article 2.2, and the floating range shall be determined as 25% rise (rise / decline / zero). After the Borrower withdraws the amount, the lending rate shall be calculated based on 6 (1 / 3 / 6 / 12) months as a period, adjustment shall be made for each period, and interests shall be calculated based on different periods. The date of determining the interest rate of the second period shall be the corresponding date after the date of withdrawal ends for the first period. If the date corresponding to the date of withdrawal doesn’t exist at the month of adjustment, the last date of this month shall be determined as the corresponding date, and all the remaining periods shall be calculated on this basis. If the Borrower withdraws the amount in batches, the lending rate shall be adjusted based on the method B listed below:

A. Within one period, no matter how many batches the withdrawal is made in, the current lending rate determined by the date of determination in this period shall prevail, and adjustment shall be made in the next period.

B. Lending rate of each withdrawal shall be determined and adjusted on a separate basis.

(3) Other: /__________________________________

3.2 [Methods to determine foreign exchange lending rate]

Foreign exchange lending rate shall be determined in accordance with the / method listed below:

(1) Fixed rate, annual rate of %, staying unchanged within the validity period of the contract.

(2) Floating rate. The lending rate shall be the floating rate of interest margin consisting of benchmark rate of / month(s) of / (LIBOR/HIBOR) plus / base point(s) (0.01% for one base point). The interest margin stays unchanged if the base points are added within the contract period. If the withdrawal is made in batches, the interest rate of each withdrawal shall be calculated on a separate basis. After the Borrower withdraws the amount, adjustment shall be made to the benchmark rate in accordance with the / method listed below, and interests shall be calculated based on different periods.

A. The benchmark rate shall fluctuate in accordance with its corresponding period. The adjustment date of benchmark rate in the second period shall be the corresponding date after the date of withdrawal ends for the first period. If the date corresponding to the date of withdrawal doesn’t exist at the month of adjustment, the last date of this month shall be determined as the corresponding date, and all the remaining periods shall be calculated on this basis.

B. The benchmark rate shall be adjusted at the first day of each interest period.

(3) Other: /

3.3 The interest of the loan under this contract shall be calculated per diem beginning from the actual date of withdrawal, settled based on month (month / quarter / half a year). Once the loan is due, the interest shall be all paid up along with the capital. Daily interest rate equals to annual interest rate divided by 360.

3.4. The defaut interest rate due to overdue payment under this contract shall be calcuated based on an extra rate of 30% plus the original rate, and defaut interest rate due to appropriation on an extra rate of 50% plus the original rate.

3.5 Except for interest, the Borrower shall also pay the Lender a sum of commitment fee. The commitment fee shall be based on the balance between the loan amount stipulated in article II and the amount already withdrawn by the Borrower (daily balance on average within the charging circle) and / % annual fee rate, and paid in accordance with the / method listed below:

(1) Paid to the Lender on a one time basis on the expiry date of the charging circle.

(2) Paid to the Lender on the 20th date of each / (month / quarter / half a year) in batches until the expiry date of the charging circle.

For the recyclable loan under this contract, the charging circle shall refer to the use period for the amount of recyclable loan; for the non-recyclable loan under this contract, the charging circle shall refer to the period from the signing date of this contract to the date of the last withdrawal specified in article IV.

In the case that the commitment fee is paid in batches, if the Borrower fails to pay the commitment fee on schedule, the Lender shall have the right to stop releasing the loan or cancel in whole or in part the amount not yet withdrawn by the Borrower.

Article 4 Withdrawal (not applicable to recyclable loan)

The Borrower shall withdraw the amount in accordance with his actual need. The first part of the loan must be withdrawn prior to October 20, 2012, and the last part of the loan must be withdrawn prior to November 20, 2012, otherwise the Lender shall have the right to cancel in whole or in part the loan.

Article 5 Repayment

5.1 The Borrower shall repay the loan under this contract in accordance with the second method listed below:

(1) Bullet repayment once the loan is due.

(2) Repayment by installment in accordance with the schedule listed below (Attach extra page if the content exceeds the limit):

Scheduled time	Scheduled amount (10 thousand yuan)
December 10, 2012	350
March 10, 2013	350
June 10, 2013	350
August 20, 2013	2450

5.2 If the loan under this contract is in the following cases, the Borrower shall repay the loan immediately after his fund is available. Any prepayment arising from that shall not cause the Borrower to pay the amount of compensation:

/________________________________________________

/_____________

5.3 Except for the agreed situation specified in article 5.2, the Borrower shall pay the amount of compensation to the Lender. The amount of compensation shall be calculated based on the following standard: amount of prepayment * remaining loan period (number of month)* 1%. For the remaining days less than one month, they shall be calculated on a monthly basis.

Article 6 Special agreement about recyclable loan (optional clause, ☐ Applicable ☒ Not appplicable)

6.1 The loan under this contract is recyclable. The loan amount and period specified in article II are the amount and use period of recyclable loan. The use period of recyclable loan shall be calculated beginning from the effective date of this contract.

6.2. For RMB recyclable loan that adopts floating interest rate, the benchmark rate shall be determined based on each loan period corresponding to the standads of People’s Bank of China’s benchmark rate.

Article 7 Guarantee

7.1 If the loan under this contract is guaranteed, the method of guarantee shall be mortgage plus guarantee.

7.2 If the loan under this contract is guaranteed with the maximum amount, the corresponding maximum amount guarantee contract is as follow:

Name of the maximum amount guarantee contract: Maximum Amount Guarantee Contract (No.: 40000221 - 2012 Huaqiang (B) Zi. No. 0072)

Guarantor: Shenzhen Bairou Industrial Co., Ltd.

Name of the maximum amount guarantee contract: Maximum Amount Guarantee Contract (No.: 40000221 - 2012 Huaqiang (B) Zi. No. 0062)

Guarantor: Shenzhen Dongfang Hualian Technology Co., Ltd.

Name of the maximum amount guarantee contract: Maximum Amount Guarantee Contract (No.: 40000221 - 2012 Huaqiang (B) Zi. No. 0064)

Guarantor: Tu Lanzhen

Name of the maximum amount guarantee contract: Maximum Amount Guarantee Contract (No.: 40000221 - 2012 Huaqiang (B) Zi. No. 0063)

Name of the maximum amount guarantee contract: Maximum Amount Guarantee Contract (No.: 40000221 - 2012 Huaqiang (B) Zi. No. 0077)

Guarantor: Shenzhen Deli Investment Development Co., Ltd.

Name of the maximum amount guarantee contract: Maximum Amount Guarantee Contract (No.: 40000221 - 2012 Huaqiang (B) Zi. No. 0076)

Guarantor: Shenzhen Bairou Industrial Co., Ltd.

Article 8 Financial agreement (optional clause, ☐ Applicable ☒ Not appplicable)

Within the effective period of this contract, the Borrower shall abide by the following financial standard agreement:

Article 9 Dispute resolution

The dispute resolution under this contract is (2):

(1) Submit the dispute to / arbitration committee. The dispute shall be ruled in accordance with the effective arbitration rules set by the committee when the arbitration application is submitted, and be arbitrated in / (place of arbitration). The result of arbitration shall be final and binding upon both parties.

(2) Solved at the court where the Lender is located by way of lawsuit.

Article 10 Miscellaneous

10.1 The contract is made in duplicate, the Borrower and the Lender each holding one and both have the same legal effect:

Attachment 1: Notice of Withdrawal (format)

Attachment 2: Payment Agreement on Commission

Attachment 3: /

Article 11 Other issues agreed between both parties

11.1: (1) For any new financing, external mortgage, external guarantee, stock right change, major asset restructuring and capital expenditure beyond the amount of 5 million yuan, the Lender must be notified and asked for written permission; (2) Within the effective period of Lender’s credit extension, new mortgage of fixed assets to a third party is not allowed, and the Lender has the preferred right of mortgage; if the above agreement are violated, the Lender shall have the right to declare acceleration of maturity and recover all loans.

Section 2 Specific Terms

Article 1 Interest rate and interest

1.1 In foreign currency loans, LIBOR refers to inter-bank offered rate of loan currency under this contract as displayed in financial telecommunication terminal “LIBO=” page of REUTRES two banking days before date of withdrawal or date of adjustment of benchmark interest rate (London time: Noon 11:00); HIBOR refers to inter-bank offered rate of HKD displayed in financial telecommunication terminal “HIBO=” page of REUTRES two banking days before date of withdrawal or date of adjustment of benchmark interest rate (Hong Kong time: Noon 11:15).

1.2 If floating interest rate is adopted for the loan under this contract, the interest rate adjustment rules shall still be executed according to the original method after the loan is overdue.

1.3 If the interest of the loan is settled on a monthly basis, the expiry date for interest is the 20th day of each month; if the interest is settled on a quarterly basis, the expiry date for interest is the 20th day of the last month of each quarter; if the interest is settled on a semiannual basis, the expiry dates for interest are June 20 and December 20 every year.

1.4 The first interest period starts from the date when the Borrower actual withdraws the loan and ends on the first expiry date for interest; the last interest period starts from the next day after expiry of the previous interest period and ends on the final repayment date; the remaining interest periods start from next day after expiry of previous interest period and end on the next expiry date for interest.

1.5 If the People’s Bank of China adjusts the method for determination of loan interest rate, relevant regulations of the People’s Bank of China shall be followed and the Lender will not inform the Borrower separately.

1.6 If it is determined upon signing of this contract that the loan interest is executed by down-floating of a certain ratio based on relevant loan benchmark interest rate released by the People’s Bank of China, the Lender is entitled to reevaluate interest preference offered to the Borrower every year as well as decide the cancelation of interest preference offered to the Borrower entirely or partly based on national policies, credit status of the Borrower and change of loan guarantee and timely inform the Borrower of the decision.

Article 2 Granting and payment of the loan

2.1 In order to withdraw the loan, the Borrower shall fulfill the following preconditions. Otherwise, the Lender is not obliged to grant any money to the Borrower unless otherwise the Lender agrees to grant the loan ahead of time:

(1) Except fiduciary loan, the Borrower has already provided relevant guarantee and finished the handling of relevant guarantee procedures according to the requirements of the Lender;

(2) The Borrower hasn’t breached this contract or other contracts signed by the Borrower and the Lender;

(3) The evidential materials provided indicating the usage of the loan is consistent with the agreed usage.

(4) The Borrower has already submitted other materials required by the Lender.

2.2 The written documents provided by the Borrower for the Lender upon withdrawal of the loan must be originals; if originals are not available, the Borrower shall provide copies stamped with the official seal of the Borrower after obtaining the consent from the Lender.

2.3 To apply for withdrawal of the loan, the Borrower shall submit a notice of withdrawal to the Lender at least 5 banking days in advance. Once the notice is submitted, it shall not be canceled unless otherwise agreed by the Lender in writing.

2.4 After the Borrower fulfills the preconditions mentioned above or the Lender agrees to grant the loan ahead of time, the Lender will transfer the loan to the designated account of the Borrower, which will be viewed that the Lender has already granted the loan to the Borrower according to the agreement reached herein.

2.5 According to relevant regulatory demands and management requirements of the Lender, entrusted payment of the Lender shall be adopted for loan exceeding a certain amount or complying with other conditions. The Lender will pay the loan to the payee complying with the usage agreed herein according to the Borrower’s application for withdrawal and entrustment of payment. To this end, the Borrower shall sign an entrusted payment agreement with the Lender separately as an appendix of this contract as well as open or designate a specific account in the Lender’s to handle matters related to entrusted payment.

Article 3 Repayment

3.1 The Lender shall repay principal and interest of the loan and other payables in full amount as scheduled according to this agreement. The Borrower shall deposit interest and principal payable in current period as well as other payables in the repayment account it has opened in the Lender’s upon the repayment date and the bank working day before each expiry date for interest. The Lender is entitled to transfer such amount initiatively upon this repayment date or expiry date for interest, or request the Borrower to coordinate with handling of relevant transfer procedure. If the money in the repayment account is not enough to pay all due payables of the Borrower, the Lender will have the right to decide the liquidation sequence.

3.2 If the Borrower applies for repayment of the loan entirely or partly ahead of time, it shall submit a written application to the Lender 10 banking days ahead of time and then pay compensation to the Lender according to the standard agreed herein after obtaining the consent of the Lender.

3.3 If the Lender approves premature repayment, the Borrower shall also pay off due principal and interest of the loan and other payables agreed herein as of the date of premature repayment upon the date of premature repayment.

3.4 The Lender is entitled to take back the loan ahead of time according to the withdrawal of fund of the Borrower.

3.5 If the Borrower repays the loan ahead of time or the Lender takes back the loan ahead of time according to this contract so as to result in the shortening of actual loan period, relevant interest rate level will not be adjusted and the original loan interest rate will still be executed.

Article 4 Revolving loan

4.1 If the loan under this contract can be recycled, the sum of loan balances of the Borrower at any time point shall not exceed the limit of revolving loan within the service period of limit of revolving loan; the loan period for the Borrower to withdraw every time starts from the actual date of withdrawal and ends on the repayment date agreed. The contents of the receipt for a loan shall be followed. Besides, the repayment date of any withdrawn fund shall not exceed the service period of limit of revolving loan.

4.2 If the loan under this contract can be recycled but the Borrower fails to withdraw any fund for 3 consecutive months since the date when this contract is signed, the Lender is entitled to cancel the limit of revolving loan.

Article 5 Guarantee

5.1 Except fiduciary loan, the Borrower shall provide a legal and effective guarantee recognized by the Lender for the performing of its obligations under this contract.

5.2 If the collateral under this contract is subject to damage, depreciation, dispute concerning property ownership, sealing up or detention, or the mortgagor disposes the mortgage without authorization, or the financial condition of the guarantor of guarantee changes in an unfavorable way or changes in a way against the realization of creditor’s rights of the Lender, the Borrower shall timely inform the Lender and provide other guarantee recognized by the Lender.

5.3 If pledge guarantee is provided for the loan under this contract by means of accounts receivable and one of the following conditions occurs within the effective period of this contract, the Lender is entitled to declare the prematurity of the loan and request the Borrower to repay principal and interest of the loan partly or entirely at once, or add legal, effective and full-amount guarantee recognized by the Lender:

(1) The charge-off rate of accounts receivables of the pledgor against the payer rises for 2 consecutive months;

(2) The accounts receivables of the pledgor already due but not taken back from the payer yet take up over 5% of balance of accounts receivables of this payer;

(3) The pledgor of accounts receivable and the payer or other third party are involved in trade disputes (including but not limited to disputes concerning quality, technology, and service) to result in the possibility of failure to pay the due accounts receivables as scheduled.

Article 6 Account management

6.1 The Borrower shall designate a specific capital withdrawal account in the Lender’s which is used to collect relevant sales revenue or planned repayment fund. If the sales revenue is settled not by cash, the Lender shall make sure relevant fund received is timely transferred to capital withdrawal fund.

6.2 The Lender is entitled to supervise the capital withdrawal account, including but not limited to comprehension and supervision of capital income and expenditure of this account. The Borrower shall coordinate. The Borrower shall sign a specific account supervision agreement with the Lender upon the request of the Lender.

Article 7 Statements and guarantees

The Borrower hereby makes the following statements and guarantees to the Lender which always remain effective within effective period of this contract:

7.1 The Borrower has a right as principal according to law as well as the qualification and ability to sign and perform this contract.

7.2 The Borrower has already obtained all necessary authorizations or approvals for signing of this contract, and signing and performing of this contract have neither violated stipulations set out in articles of association of this company and relevant laws and regulations nor collided with other obligations performable under this contract.

7.3 Other debts payable are already repaid as scheduled and the Borrower does not delay the repayment of principal and interest of bank loan in a malicious way.

7.4 The Borrower has a complete organization structure and financial management system, it has not engaged in any behavior significantly violating rules and regulations during production and operation within recent one year, and the incumbent senior management personnel of the Borrower have no major unfavorable records.

7.5 All documents and materials provided for the Lender are authentic, accurate, complete and effective and they are free from any false recoding, major omission or misleading statement.

7.6 The financial accounting reports provided for the Lender are prepared according to Chinese accounting standards and they have truly, fairly and completely reflected the operation situation and liabilities of the Borrower. Besides, the financial condition of the Borrower has not gone through any major adverse change since the deadline of the latest financial accounting reports.

7.7 The Borrower has not concealed any lawsuit, arbitration or claim it is involved from the Lender.

Article 8 Commitments of the borrower

8.1 Withdraw and use the loan according to the term and usage agreed herein. The loan borrowed will not be used to invest in fixed assets, equities, etc. or flow into securities markets and future markets by any means, or fulfill other purposes prohibited or restricted by relevant laws and regulations.

8.2 Pay off principal and interest of the loan and other payables according to the agreement reached herein.

8.3 Accept and actively coordinate with the Lender to check and supervise the use of loan capital within the agreed usage by means of account analysis, voucher inspection, on-the-spot investigation and so on; summarize and report the use conditions of loan capital on a regular basis according to the requirements of the Lender.

8.4 Accept credit check by the Lender, provide financial accounting data like balance sheet and income statement and other materials reflecting the debt repaying ability of the Borrower according to the requirements of the Lender, and actively assist and coordinate with the Lender in investigating, comprehending and supervising the production, operation and financial conditions of the Borrower.

8.5 Do not distribute dividends and bonuses by any means until principal and interest of the loan and other payables under this contract are paid off.

8.6 Obtain the written consent of the Lender ahead of time or make arrangements satisfying the Lender as for the realization of creditor’s rights of the Lender upon occurrence of combination, separation, decrease of capital, change in equity, transfer of major assets and creditor’s rights, major foreign investment, substantive increase of debt financing and other actions that may impose an adverse influence on the rights and interests of the Lender.

8.7 Timely inform the Lender if any of the following circumstances takes place:

(1) Articles of association, business scope, registered capital and legal representative of the company change;

(2) Business shutdown, dissolution, liquidation, business suspension to bring up to standard, cancelation of business license, revocation or application (or being applied) for bankruptcy;

(3) Involvement or possible involvement in major economic disputes, lawsuits, and arbitration procedures, or property being sealed up, detained or supervised according to law;

(4) Involvement of shareholders, directors and incumbent senior management personnel in major cases or economic disputes.

8.8 Timely, comprehensively and accurately disclose related party relations and related party transactions to the Lender.

8.9 Timely sign for various notices sent or delivered by the Lender by any other means.

8.10 Do not dispose self-owned assets in a way that lower its debt repaying ability; guarantee provided for a third party does not compromise the rights and interests of the Lender.

8.11 Completely, truthfully and accurately report conditions of guarantee provided for outside to the Lender and sign account supervision agreement upon the request of the Lender if the loan under this contract is granted by means of credit. If the guarantee provided for outside may affect its performing of obligations under this contract, the written consent of the Lender shall be obtained first.

8.12 Undertake costs incurred by the Lender due to realization of its creditor’s rights under this contract, including but not limited to attorney fee, assessment fee, auction fee, etc..

8.13 The liquidation sequence of debts under this contract is prior to the debts owed by the Borrower to its shareholders and at least equal to the similar debts owed by the Borrower to other creditors.

8.14 Strengthen environmental and social risk management and accept supervision and inspection of the Lender in this regard. Submit environment and social risk reports to the Lender if required by the Lender.

Article 9 Commitments of the lender

9.1 Grant the loan to the Borrower as agreed herein.

9.2 Remain confidential for off-the-record data and information provided by the Borrower unless otherwise stipulated in relevant laws and regulations and agreed herein.

Article 10 Breach of contract

10.1 The occurrence of any of the following circumstances constitutes the Borrower breach of contract:

(1) The Borrower fails to repay the principal and pay the interest due and other payables under this Contract in accordance with the agreed terms of the Contract, or fails to perform any other obligations under this Contract, or breaches the statement, guarantee or commitment under this contract;

(2) Changes of guarantee under this contract occur that are not conducive to the Lender’s obligatory right, and the Borrower does not otherwise provide other guarantees recognized by the Lender;

(3) The Borrower fails to pay off any other debts after expiry (including being declared early maturity), or does not fulfill or violates obligations under other agreements, which has or may affect the fulfillment of its obligations under this Contract;

(4) The Borrower’s profitability, solvency, operating capacity and cash flow index breaks the agreed standards, or deteriorates which has or may affect the fulfillment of its obligations under this Contract;

(5) The Borrower’s ownership structure, production and business management and external investment etc. have material adverse changes, which have or may affect the fulfillment of its obligations under this Contract;

(6) The Borrower is or may be involved in major economic disputes, litigation, arbitration, or assets being sealed, detained or enforced for compulsory execution, or registered and investigated by judicial authority or administration by law or taken punitive measures according to law, or exposed by media due to violation of relevant State provisions or policies, which has or may affect the fulfillment of its obligations under this Contract;

(7) The principal individual investors of the Borrower, or key management personnel have abnormal changes, been missing or investigated by judicial authority according to law or restricted of personal freedom, which has or may affect the fulfillment of its obligations under this Contract;

(8) The Borrower makes use of false contract between the related parties, using transactions without any actual trading background to extract the Lender of funds or credit, or intentionally evades the creditor’s right through connected transactions;

(9) The Borrower has or is likely to go out of business, dissolution, liquidation, business suspension for rectification, revocation of business license or application for (or being applied for) bankruptcy;

(10) Accidents, major environmental and social risk events occurred due to the Borrower’s breach of food safety, workplace safety, environmental protection and other environmental and social risk management-related laws and regulations, supervision stipulations, or industry standards, which has or may affect the fulfillment of its obligations under this Contract;

(11) If the loan under this contract is issued by credit, the Borrower’s credit rating, profitability, balance sheet, net cash flow from operating activities and other indicators do not meet the Lender’s credit conditions; or without the Lender’s written consent, the Borrower sets mortgage/pledge guarantee to others with its effective operating assets or provides external guarantee or security, which has or may affect the fulfillment of its obligations under this Contract;

(12) Other circumstances that may result in the adverse influence to the Lender’s realization of the creditor’s right under this Contract.

10.2 If the Borrower breaches the Contract, the Lender shall have the right to take one or more of the following measures:

(1) Request the Borrower to rectify its breach of contract within a limited period;

(2) Cease in extending the loan and other financing payment to the Lender under this contract and other contracts between the Lender and the Borrower, cancel part or all of the loan and other financing payments undrawn by the Borrower;

(3) Declare the outstanding loan and other financing payments under the contract and other contracts between the Borrower and the Lender is due immediately, and immediately recover the outstanding amount;

(4) Request the Borrower to pay compensation for the losses caused by the Borrower’s breach of contract to the Lender;

(5) Laws and regulations, agreements of the Contract or other measures that the Lender considers necessary.

10.3 If the Borrower fails to repay the loan upon its maturity (including the loans being declared due immediately), the Lender has the right to calculate and collect penalty interest since the date of overdue according to the overdue penalty rate under this contract. If the Borrower fails to pay the interest on time, the Lender shall calculate and collect compound interest according to the overdue penalty interest rate.

10.4 If the Borrower fails to use this loan according to the agreed purpose under this Contract, the Lender has the right to calculate and collect penalty interest on the misappropriation part since the date of the misappropriation according to the misappropriation penalty interest rate, and calculate and collect compound interest on the overdue interest during the period of misappropriation according to the overdue penalty interest rate.

10.5 If the Borrower has circumstances set forth in Article 10.5, 10.3 occurred simultaneously, the penalty interest rate shall be imposed by the selection of the heavier, not imposed simultaneously.

10.6 If the Borrower fails to repay the loan principal, interest (including penalty interest and compound interest) or other payables, the Lender has the right to make an announcement through the media to urge the collection.

10.7 If the relationship of control or being controlled between the Borrower related parties beside the circumstances set forth in both Article 10.1(1), (2), which has or may affect the fulfillment of its obligations under this Contract, the Lender has the right to take all the measures agreed by the Contract.

Article 11 Deduction

11.1 If the Borrower fails to repay the debt as agreed under the contract when it’s due (including the debt being declared immediately due), the Lender has the right to deduct the corresponding amount from all the currency and foreign currency accounts that the Borrower opens at the Lender or other branches of ICBC China for repayment, until all debts of the Borrower under this contract are repaid.

11.2 When the deducted payments are inconsistent with the contract currency, conversion according to the applicable exchange rate to the Lender on the date of deduction shall be conducted. The interest and other expenses occurred during the period from the date of deduction to the date of payoff (the date when the Lender exchanges the deducted amount into the contract currency in accordance with national foreign exchange management policy and the actual payoff date of the debts under this contract), and the difference due to exchange rate fluctuations during this period shall be borne by the Borrower.

11.3 If the amount deducted by the Lender is insufficient to pay off all the debts of the Borrower, the Lender has the right to determine the liquidation order.

Article 12 Assignment of credit and debt

12.1 Lender has the right to assign part or all of its rights under this Contract to a third party. And the Lender’s such behavior does not require the consent of the Borrower. Without the written consent of the Lender, the Borrower shall not assign any of its rights or obligations under this Contract.

12.2 The Lender or the Industrial and Commercial Bank of China Ltd. (“ICBC”) can authorize or entrust other branches of ICBC to fulfill the rights and obligations under this contract according to the need of business and management, or place the payment of claims under this contract under other branches of ICBC to undertake and manage, for which the Borrower expresses approval, and the above behavior of the Lenders does not require further consent from the Borrower. The other branches of ICBC that undertakes the rights and obligations of the Lender are entitled to exercise all the rights under this Contract, file litigation on the conflicts under this Contract to the court on behalf of the institute, or appeal for arbitration or apply for enforcement.

Article 13 Entry into force, change, and termination

13.1 The Contract shall take effect from the date of signing, and terminate on the date of the completion of fulfillment of all the Borrower’s obligations under this Contract.

13.2 Any changes to the Contract shall be made in writing by consensus through consultation of both parties. Changes to the terms or the agreements constitute a part of the Contract, which shall have the same legal effect as the Contract. In addition to the changed part, the remaining parts of this Contract remain valid. The original articles before the changes come into force shall be still valid.

13.3 The change and termination of the Contract, shall not influence the right of claims for loss by all parties. The termination of the Contract, shall not influence the effectiveness of the dispute resolution article.

Article 14 Applicable law and dispute resolution

The conclusion, validity, interpretation, execution and dispute resolution of the Contract shall be subject to the Laws of the People’s Republic of China. Any controversy or dispute arising from the execution of this Contract or relating to this Contract shall be settled through consultation by both parties. In case no settlement can be reached, it shall be settled according to the agreed method under this Contract.

Article 15 Complete contract

Basic Agreement, the first part of this Contract, and Specific Articles, the second part constitute a complete flow capital loan contract together, and the same words of the two parts have the same meaning. The Borrower of the loan is constrained by the above both parts jointly.

Article 16 Notice

16.1 All notices under the Contract shall be given in writing, unless otherwise agreed, both parties specify the contract specified domicile as the communications and contact address. If the mailing address of either party or other contact information is changed, the party shall promptly notify the other party in writing.

16.2 Any party of the Contract refuses to sign the contract, or other circumstances that cannot be communicated occur, the notifying party can convey the notice through the notary or public announcement.

Article 17 Others

17.1 The Lender not exercising or partially exercising or delaying in exercising any right under this Contract, does not constitute a waiver or change of this or other rights, or affect the further exercise of the right or other rights.

17.2 The invalidity or unenforceability of any terms of the Contract shall not affect the validity and enforceability of the other terms, nor affect the validity of the entire contract.

17.3 The Lender has the right in accordance with the stipulations of relevant laws and regulations or the requirements of financial regulators to provide the information relating to this Contract and other relevant information of the Lender to the People’s Bank of China credit reporting system and other credit information database which is established by law, for the purpose of use and query by personal and organizations which have relevant qualification. For the contract conclusion and performance, the Lender also has the right to inquire the Borrower’s information through the People’s Bank of China credit reporting system and other credit information database which is established by law.

17.4 The terms in the contract, related party, related party relationship, related party transaction, major investment personal, key management personnel and the like have the same meaning with those in the Accounting Standards for Enterprises No. 36—Related Party Disclosure (CK [2006] No. 3) issued by the Ministry of Finance and in updated versions.

17.5 Environmental and social risks referenced in the contract are the risks that the borrower and related party may do harm to the environment and society in the process of construction, production and management, which include energy consumption, contamination, land, health, security, inhabitant resettlement, ecological protection, climatic variation, and so on.

17.6 The certificates and documents about the contract made and reserved by the lender according to business rule, and the valid evidence which can certify debt relations between borrower and lender, have binding effects upon the borrower.

17.7 In this contract, (1) the modification and supplement is part of it whenever it is referred; (2) the article title is just used for reference and does not constitute any explanation and has no restriction to the content and range thereunder; (3) if the withdrawal date and repayment date are not the working days of the bank, postponing it to the next working day.

Both parties hereby confirm: lender and borrower have committed full consultation on all articles in this contract. The lender has asked the borrower to pay particular attention to the articles about rights and obligations of both parties so to make a comprehensive and accurate understanding. The lender has offered explanation and illustration on relevant articles according to the requirement of the borrower. The borrower has carefully read and fully understands all articles in the contract (include the first section (Basic Agreement) and the second section (Specific Terms). Both the lender and the borrower have consistent understanding on all articles in the contract and have no objection on the contents.

Lender (seal): Industrial and Commercial Bank of China Ltd. Shenzhen Huaqiang Sub-branch

Manager/ authorized agent:

Borrower (seal): Shenzhen Sanjun Battery Co., Ltd.

Legal representative/ authorized agent:

Contract date: August 21, 2012